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                                  $80,000,000

                                DUANE READE INC.

                    ___% Senior Subordinated Notes Due 2008

                             UNDERWRITING AGREEMENT

                                                              February __, 1998


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
277 Park Avenue
New York, New York 10172

Dear Sirs:

         Duane Reade Inc., a Delaware corporation (the "Company"), proposes to issue and sell $80,000,000 principal amount of its ___% Senior Subordinated Notes Due 2005 (the "Securities") to Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter" or "DLJ"). The Company's obligations with respect to the Securities are guaranteed (the "Guarantees") by the Company's subsidiaries, DRI I, Inc., a Delaware corporation ("DRII"), and Duane Reade, a New York general partnership ("DR" and, collectively with the Company and DRII, the "Issuers"). The Securities are to be issued pursuant to the provisions of an Indenture to be dated as of February __, 1998 (the "Indenture") between the Issuers and State Street Bank and Trust Company of Connecticut, N.A., as Trustee (the "Trustee").

         The Company is concurrently executing and delivering to DLJ, Goldman, Sachs & Co. and Smith Barney Inc. an underwriting agreement, dated of even date herewith (the "Equity Underwriting Agreement"), with respect to the sale by the Company to the underwriters named therein of an aggregate of 6,700,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company ("Common Stock"), plus an option to purchase up to an additional 1,005,000 shares of Common Stock to cover over-allotments, if any.

         SECTION 1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1, including a prospectus, relating to the Securities. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the "Prospectus". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional ____% Senior Subordinated Notes Due 2008 (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

         SECTION 2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, $80,000,000 aggregate principal amount of the Securities at _____% of the principal amount thereof (the "Purchase Price").

                  The Company hereby confirms its engagement of Goldman, Sachs & Co. ("GS&Co.") as, and GS&Co. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter", within the meaning of Section (b)(15) of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Securities. GS&Co., solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU". As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $125,000 on the Closing Date. The yield at which the Securities will be sold to the public shall not be lower than the minimum yield recommended by the QIU.

         SECTION 3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriter proposes (i) to make a public offering of the Securities as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

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         SECTION 4. DELIVERY AND PAYMENT. The Securities shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as the Underwriter shall request no later than two business days prior to the Closing Date (as defined below). The Company shall deliver the Securities, with any transfer taxes thereon duly paid by the Company, to the Underwriter through the facilities of The Depository Trust Company ("DTC"), for the account of the Underwriter, against payment to the Company of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Securities shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date (as defined below), at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Securities shall be 9:00 A.M., New York City time, on February ___, 1998 or such other time on the same or such other date as the Underwriter and the Company shall agree in writing. The time and date of such delivery and payment are hereinafter referred to as the "Closing Date".

         The documents to be delivered on the Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 and the Securities shall be delivered at the Designated Office, all on the Closing Date.

         SECTION 5.  AGREEMENTS OF THE COMPANY. The Company agrees with you:

         (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

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         (b) To furnish to you three signed copies of the Registration
Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

         (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

         (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriter a prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, to furnish in New York City to the Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as the Underwriter or such dealer may reasonably request.

         (e) If during the period specified in Section 5(d) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to the Underwriter and to any dealer as many copies thereof as the Underwriter or such dealer may reasonably request.

         (f) Prior to any public offering of the Securities, to cooperate with you and counsel for the Underwriter in connection with the registration or qualification of the Securities for offer and sale by the Underwriter and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Securities, in any jurisdiction in which it is not now so subject.

         (g) To mail and make generally available to its security holders as soon as practicable an earnings statement covering the twelve-month period ending February __, 1999 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

         (h) So long as the Securities are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Securities a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

         (i) So long as the Securities are outstanding, to furnish to you as soon as available copies of all reports or other communications furnished to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of its subsidiaries is listed and such other publicly

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available information concerning the Company and its subsidiaries as you may reasonably request.

         (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the reasonable fees and the disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriter, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities, (iv) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriter in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriter in connection with the review and clearance of the offering of the Securities by the NASD, (vi) all fees and expenses in connection with the registration of the Securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (vii) the cost of printing certificates representing the Securities, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Securities, (x) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Securities, (xi) the fees and expenses of the QIU (including the fees and disbursements of counsel to the QIU), and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

         (k) To use its best efforts to list, subject to notice of issuance, the Common Stock on the New York Stock Exchange (the "NYSE") and to maintain the listing of the Common Stock on the NYSE for so long as the Securities are outstanding.

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         (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of DLJ.

         (m) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of the Securities.

         (n) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company on or prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

         (o) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Securities, to file a Rule 462(b) Registration Statement with the Commission registering the Securities not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         (p) That it will, for so long as any of the Securities are outstanding and if, in the reasonable judgment of the Underwriter (after consultation with counsel), the Underwriter or any of its affiliates (as defined in the Act) is required by the Act to deliver a prospectus in connection with sales of Securities, (i) periodically amend the Registration Statement so that the information contained in the Registration Statement complies with the requirements of Section 10(a) of the Act, (ii) amend the Registration Statement or amend or supplement the Prospectus when necessary to reflect any material changes in the information provided therein and promptly file such amendment or supplement with the Commission, (iii) provide the Underwriter with copies of each amendment or supplement so filed and such other documents, including opinions of counsel and "comfort" letters, as the Underwriter may reasonably request and (iv) indemnify the Underwriter and if applicable, contribute to any amount paid or payable by the Underwriter in a manner substantially similar to that specified in Section 7 hereof (with appropriate modifications).

         (q) That it will, on or as soon as practicable following the Closing Date, apply the proceeds of the offerings contemplated by this Agreement and the Equity Underwriting Agreement as set forth in the Prospectus under the caption "Use of Proceeds".

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         SECTION 6.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
represents and warrants to the Underwriter that:

         (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act,
(iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and
(iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

         (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any

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preliminary prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

         (d) Each of the Company and its subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has the corporate or partnership, as the case may be, power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each of the Company and the subsidiaries that are corporations is duly qualified and is in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries except as listed on Exhibit 21 to the Registration Statement.

         (e) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

         (f) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") except as set forth in the Prospectus. The Company, through its direct wholly-owned subsidiary Daboco, and Daboco's direct wholly-owned subsidiary DRII, owns all of the partnership interests in DR, free and clear of any Lien except as set forth in the Prospectus.

         (g) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and has been duly authorized, executed and delivered by the Issuers, and is a valid and binding agreement of the Issuers, enforceable in accordance with its terms except as
(A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

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         (h) (i) The Securities have been duly authorized and, on the Closing
Date, will have been validly executed and delivered by the Company. When the Securities have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, the Securities will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

              (ii) The Guarantees have been duly authorized and, on the Closing Date, will have been validly executed and delivered by DRII and DR (the "Guarantors") and, when the Securities have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement and the Guarantees executed and delivered, the Guarantees will be valid and binding obligations of each of the Guarantors, enforceable against each Guarantor in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (i) The Securities conform as to legal matters to the description thereof contained in the Prospectus in all material respects.

         (j) Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or partnership agreement, or, except as could not reasonably be expected to have a Material Adverse Effect, is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective property is bound.

         (k) The execution, delivery and performance of this Agreement, the Indenture, the Securities and the Guarantees by the Issuers, the compliance by the Issuers with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby (including application of the proceeds of the offerings contemplated by this Agreement and the Equity Underwriting Agreement as set forth in the Prospectus under

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the caption "Use of Proceeds") and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required from the NASD under the securities or Blue Sky laws of the various states), (ii) conflict with, constitute a breach of, default under or accelerate the rights of any person or entity under, any provision of the charter, by-laws or partnership agreement of the Company or any of its subsidiaries or, except as could not reasonably be expected to have a Material Adverse Effect or materially adversely effect the ability of the Company and its subsidiaries to consummate the transactions contemplated hereby, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or any of their respective property except as could not reasonably be expected to have a Material Adverse Effect or materially adversely effect the ability of the Company and its subsidiaries to consummate the transactions contemplated hereby, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective property is bound or (v) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization except as could not reasonably be expected to have a Material Adverse Effect or materially adversely effect the ability of the Company and its subsidiaries to consummate the transactions contemplated hereby.

         (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or is reasonably likely to be a party or to which any of their respective property is or is reasonably likely to be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

         (m) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income

Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (n) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are unreasonably burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (o) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial information and data, and the related notes thereto, set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and are prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries.

         (p) Price Waterhouse LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

         (q) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

         (r) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (s) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

         (t) All indebtedness of the Company and its subsidiaries that will be repaid with the proceeds of the issuance and sale of the Securities was incurred, and the indebtedness represented by the Securities is being incurred, for proper purposes and in good faith and the Company and each of its subsidiaries was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Securities) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Securities) sufficient capital for carrying on its business and was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Securities) able to pay its debts as they mature.

         (u) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

         (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, as applicable; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case, except as described in the Prospectus.

         (w) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all trademarks, service marks, trade names, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), patents, patent rights, licenses and inventions (collectively, "intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

         (x) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board or
(ii) strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or, except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (y) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

         (z) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.

         (aa) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (bb) The Issuers have complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida), or are and at all relevant times have been duly exempt from complying therewith.

         (cc) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has indicated to the Company or any of its subsidiaries that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any of its subsidiaries or any securities of the Company or any of its subsidiaries or (ii) any adverse change in the outlook for any rating of the Company or any of its subsidiaries or any securities of the Company or any of its subsidiaries.

         (dd) This Agreement and the Equity Underwriting Agreement have each been duly authorized, executed and delivered by the Company and its subsidiaries.

         (ee) Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

         SECTION 7. INDEMNIFICATION. (a) The Issuers hereby jointly and severally agree to indemnify and hold harmless the Underwriter, its directors, its officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use therein.

         (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the

Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter but only with reference to information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) above (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ, in the case of parties indemnified pursuant to Section 7(a) above, and by the Company, in the case of parties indemnified pursuant to Section 7(b) above. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than thirty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request (or shall have failed to contest, in good faith, all portions of such fees and expenses not so reimbursed). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the Offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriter, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         SECTION 8. INDEMNIFICATION OF QIU. (a) The Issuers hereby jointly and severally agree to indemnify and hold harmless the QIU, its directors, its officers and each person, if any, who controls the QIU within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) related to, based upon or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the QIU's activities as QIU under its engagement pursuant to Section 2 hereof, except in the case of this clause (ii) insofar as any such losses, claims, damages, liabilities or judgments are found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted solely from the willful misconduct or gross negligence of the QIU.

         (b) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) above (the "QIU Indemnified Party"), the QIU Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the "QIU Indemnifying Party") in writing and the QIU Indemnifying Party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the QIU Indemnified Party (which counsel shall not, except with the written consent of the QIU Indemnified Party, be counsel to the QIU Indemnifying Party) and the payment of all reasonable fees and expenses of such counsel, as incurred. Any QIU Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the QIU Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the QIU Indemnifying Party, (ii) the QIU Indemnifying Party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the QIU Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the QIU Indemnified Party and the QIU Indemnifying Party, and the QIU Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the QIU Indemnifying Party (in which case the QIU Indemnifying Party shall not have the right to assume the defense of such action on behalf of the QIU Indemnified Party). In any such case, the QIU Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all QIU Indemnified Parties, which firm shall be designated by the QIU, and all such fees and expenses shall be reimbursed as they are incurred. The QIU Indemnifying Parties shall indemnify and hold harmless the QIU Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than thirty business days after the QIU Indemnifying Party shall have received a request from the QIU Indemnified Party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the QIU Indemnifying Party) and, prior to the date of such settlement, the Company shall have failed to comply with such reimbursement request (or shall have failed to contest, in good faith, all portions of such fees and expenses not so reimbursed). The QIU Indemnifying Party shall not, without the prior written consent of the QIU Indemnified

Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the QIU Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the QIU Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the QIU Indemnified Party.

         (c) To the extent the indemnification provided for in this Section 8 is unavailable to a QIU Indemnified Party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then the QIU Indemnifying Party, in lieu of indemnifying such QIU Indemnified Party, shall contribute to the amount paid or payable by such QIU Indemnified Party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(c)(i) above but also the relative fault of the Company on the one hand and the QIU on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company as set forth in the table on the cover page of the Prospectus, and the fee received by the QIU pursuant to Section 2 hereof, bear to the sum of such total net proceeds and such fee. The relative fault of the Company on the one hand and the QIU on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the QIU and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and whether the QIU's activities as QIU under its engagement pursuant to Section 2 hereof involved any willful misconduct or gross negligence on the part of the QIU.

         The Company and the QIU agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a

QIU Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such QIU Indemnified Party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any QIU Indemnified Party at law or in equity.

         SECTION 9. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligation of the Underwriter to purchase the Securities under this Agreement is subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of the Company, contemplated by the Commission.

         (c) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any of its subsidiaries or any securities of the Company or any of its subsidiaries (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any of its subsidiaries or any securities of the Company or any of its subsidiaries by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Securities than that on which the Securities were marketed.

         (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Anthony J. Cuti and William Tennant, in their capacities as the President and Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively, of the Company, confirming the matters set forth in Sections 6(u), 9(a), 9(b) and 9(c) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

         (e) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(e)(i), 9(e)(ii) or 9(e)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriter), dated the Closing Date, of Latham & Watkins, counsel for the Company, to the effect that:

                  (i) each of the Company and DRII has been duly incorporated and is validly existing as a corporation, and is in good standing under the laws of the state of Delaware, with corporate power and authority to own, lease and operate their respective properties and conduct their business as described in the Prospectus and DR has been duly formed as a general partnership under the laws of the state of New York with the partnership power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

                  (ii) each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation or partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                       (iii) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and, to the knowledge of such counsel, have not been issued in violation of any preemptive rights;

                        (iv) all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any Lien, except as disclosed in the Prospectus; and all of the partnership interests in DR are owned by the Company, free and clear of any Lien, except as disclosed in the Prospectus;

                         (v) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and the Guarantees have been duly authorized and, when the Securities have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement and the Guarantees executed and delivered, the Guarantees will be valid and binding obligations of each of the Guarantors, enforceable against each Guarantor in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                        (vi) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by each of the Issuers and is a valid and binding agreement of each of the Issuers, enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                        (vii) this Agreement has been duly authorized, executed and delivered by each of the Issuers;

                        (viii) the Registration Statement has become effective under the Act, and to the knowledge of such counsel no stop order suspending its effectiveness has been issued under the Act and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before the Commission;

                        (ix) the statements under the captions "Prospectus Summary-The Offering", "Risk Factors-Risks Associated With Substantial Indebtedness", "Risk Factors-Subordination", "Risk Factors-Holding Company Structure", "Risk Factors-Regulatory Matters", "Risk Factors-Possible Inability to Repurchase New Senior Subordinated Notes upon Change of Control", "Risk Factors-Fraudulent Transfer Considerations", "Risk Factors-Enforceability of Subsidiary Guarantees", "Management's Discussion and Analysis of Financial Condition and Results of Operations-Tax Benefits From Net Operating Losses", "Description of New Senior Subordinated Notes" and "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are accurate in all material respects;

                         (x) neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or partnership agreement and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective property is bound;

                        (xi) the execution, delivery and performance of this Agreement, the Indenture, the Securities and the Guarantees by the Issuers and the consummation of the Refinancing Plan (as such term is defined in the Prospectus) will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as has been obtained or as may be required from the NASD or under the securities or Blue Sky laws of the various states), (B) violate the charter or by-laws of the Company or any of its subsidiaries or the partnership agreement of DR or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective property is bound, (C) violate or conflict with any applicable federal or New York statute, law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or any of their respective property, or (D) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective property is bound;

                       (xii) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

                      (xiii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                       (xiv) to the best of such counsel's knowledge after due inquiry, except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement;

            (xv) the Indenture and the Securities conform to the description thereof in the Registration Statement;

            (xvi) the Company has not taken any action of which such counsel is aware that might cause this Agreement or the issuance and sale of the Securities to violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System; and

                      (xvii) the Registration Statement and the Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-1 under the Act; it being understood, however, that such counsel expresses no opinion with respect to (A) the financial data included in the Registration Statement or the Prospectus and (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act.

                  In addition, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus and have not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any belief with respect to the financial statements or other financial data included in the Registration Statement or the Prospectus.

         The opinion of Latham & Watkins described in Section 9(f) above shall be rendered to you at the request of the Company and shall so state therein.

         (g) You shall have received on the Closing Date an opinion, dated the Closing Date, of Weil, Gotshal & Manges LLP, counsel for the Underwriter as to the matters referred to in Sections 9(f)(v), 9(f)(vi), 9(f)(vii), 9(f)(ix) (but only with respect to the statements under the caption "Description of New Senior Subordinated Notes" and "Underwriting") and 9(f)(xvii).

         In giving such opinions with respect to the matters covered by Section 9(f) and 9(g), respectively, Latham & Watkins and Weil, Gotshal & Manges LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

         (h) Daboco shall have merged with and into the Company.

         (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Price Waterhouse LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (j) The Underwriter shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Issuers and the Trustee.

         (k) The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

         (l) The closing under the Equity Underwriting Agreement shall have occurred and the Company shall have (A) issued and sold to the underwriters referred to in the Equity Underwriting Agreement, and such underwriters shall have purchased from the Company, the Shares pursuant to the terms of the Equity Underwriting Agreement, (B) entered into the New Credit Agreement (as defined in, and on the terms described in, the Prospectus), and (C) to your reasonable satisfaction, established the defeasance account and made such arrangements with respect to the repayment of its outstanding indebtedness with the proceeds of the sale of the Securities and the Shares as described in the Prospectus under the caption "Use of Proceeds".

         SECTION 10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus,
(ii) the suspension or material limitation of trading in securities or other instruments on the NYSE, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the judgment of the Underwriter causes, or will cause a Material Adverse Effect, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         SECTION 11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Duane Reade Inc., 440 Ninth Avenue, New York, New York 10001, Attention: Chief Executive Officer, and (ii) if to the Underwriter, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the officers or directors of the Underwriter, any person controlling the Underwriter, any QIU Indemnified Party, the Company, the officers or directors of the Company or any person controlling the

Company, (ii) acceptance of the Securities and payment for them hereunder and
(iii) termination of this Agreement.

         If for any reason the Securities are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by the Underwriter. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(j) hereof. The Company also agrees to reimburse the Underwriter, its directors and officers, any persons controlling the Underwriter, and the QIU Indemnified Parties for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Sections 7 and 8 hereof).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriter, the Underwriter's directors and officers, any controlling persons referred to herein, the QIU Indemnified Parties, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                            [signature pages follow]

         Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Underwriter.

                               Very truly yours,

                                DUANE READE INC.


                                            By:
                                               -------------------------------
                                     Name:
                                     Title:

                                   DRI I INC.



                                            By:
                                               -------------------------------
                                     Name:
                                     Title:

                                  DUANE READE

                                            By: DRI I Inc., a general partner



                                            By:
                                               -------------------------------
                                     Name:
                                     Title:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By:
   -------------------------------
   Name:
   Title:



Solely with respect to the second paragraph of Section 2, Section 5(j)(xi),
Section 8 and Section 11:

GOLDMAN, SACHS & CO.


By:
   -------------------------------
   Name:
   Title: